REVERSE SPLIT DOLLAR INSURANCE AGREEMENT


      This Agreement made and entered into as of this 31st day of October, 1997, by and between BONTEX, INC. (hereinafter sometimes referred to as the "Corporation") and JAMES C. KOSTELNI (hereinafter sometimes referred to as the "Employee" or "Insured") and NATIONSBANK, Trustee under Irrevocable Trust Agreement dated June 6, 1994 as "Policy Owner."

                                 WITNESSETH:
                                 -----------

      WHEREAS, the Employee is a valued employee of the Corporation who the Corporation desires to assist in paying for certain life insurance the Employee desires to acquire to help assure continuity of good and harmonious management of the Corporation;

      WHEREAS, the Corporation has determined that this assistance can best be provided under a "reverse split dollar" arrangement;

      WHEREAS, for federal and Virginia estate tax purposes, the Employee is the Grantor of a certain irrevocable insurance trust agreement dated June 6, 1994, and NationsBank, as Trustee of such trust, will own the policy or policies acquired pursuant to this reverse split dollar arrangement;

      WHEREAS, the Policy Owner has applied for, and is the owner and beneficiary of, Life of Virginia Policy No. 2724346, Life of Virginia Policy No. 2619397, and Equitable Life Assurance Society Policy No. 47237767 (collectively the "Policy") upon the life of James C. Kostelni in the total face amount of $4,000,000.00;

      WHEREAS, the Policy Owner and the Corporation have entered into an endorsement agreement granting the Corporation certain rights in the insurance benefits, dated October 31, 1997 (the "Endorsement"); and

      WHEREAS, it is agreed that this Reverse Split Dollar Agreement is to be effective as of the date on which the policy is issued to the Policy Owner;

      NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties agree as follows:

                                  Article I

                             GENERAL PROVISIONS

Section 1.1 Benefit
      The Corporation shall assist with providing a death benefit to the beneficiaries of the Employee set forth in Section 5.1, infra, and with the specific terms and conditions set forth in Article II below.

Section 1.2 Policy
      The Employee and Policy Owner shall arrange for a policy (or policies) of whole life insurance on Employee's life in the amounts set forth in
Article II, infra.

Section 1.3 Custody of the Policy
      The Policy Owner shall retain custody of the policy and shall remain sole owner and beneficiary of the policy with all its ownership rights and privileges subject to an endorsement of the policy proceeds to the Corporation.

Section 1.4 Company Action
      The Corporation shall not take any action with respect to the policy which would impair the interest of the Policy Owner or its assigns in excess of the total interest of the Corporation.

Section 1.5 Surrender of Corporation Rights
      The Corporation shall not surrender or assign its rights under the policy to anyone other than the Policy Owner or its assigns.

Section 1.6 Payment of Premiums
      The Corporation shall pay the full amount of any premium due to the life insurance company set forth in Article II, infra. Payment shall be made within the grace period, if any, allowed by the policies for the payment of the premiums.

Section 1.7 Excess Dividend Upon Premium Waiver
      If a premium is waived under the terms of the total disability waiver benefit provision, the excess dividend, if any, payable on the due date of such premium shall be paid to the Policy Owner or its assigns.

Section 1.8 Surrender Value
      If at the time the policy is surrendered prior to the death of the insured (pursuant to Section 1.9 herein, infra), the surrender value of the policy shall be paid to the Corporation.

Section 1.9 Surrender of the Policy
      The Policy Owner or its assigns shall have the sole right to surrender or cancel the policy and receive the surrender value thereof. In the event of such surrender or cancellation, the Policy Owner or its assigns shall receive the surrender value of the policy on behalf of the Corporation. It is the purpose of this provision to specifically provide that the sole and exclusive right to surrender or cancel the policy is vested in the Policy Owner or its assigns.

Section 1.10 Option Upon Termination of Rights
      In the event of termination of the rights of the Policy Owner or its assigns under this Agreement, the Policy Owner or its assigns shall have the option of purchasing from the Corporation all interests of the Corporation in the policy on payment to the Corporation of a price equal to the then cash surrender value of the policy.
      (a)   This option shall extend for sixty days after such termination.
      (b) If the Policy Owner or its assigns exercise such option to purchase, the Corporation shall execute all necessary documents required by the insurer to effect an absolute assignment of the policy by the Corporation.
      (c) If the Policy Owner or its assigns shall fail to exercise the said option, the Policy Owner or its assigns shall execute any and all instruments that may be required to vest complete ownership of said policy in the Corporation.

Section 1.11 Rights upon Death of Insured
      Upon the death of the insured during the term of this Agreement, the Policy Owner, without delay, shall take whatever action is necessary and required of it to collect the proceeds of the policy(ies). Upon collection of the policy proceeds, the Policy Owner shall distribute the policy proceeds to the Corporation according to any optional mode of settlement election filed with the insurer.

Section 1.12 Filing of Endorsement
      The Policy Owner or its assigns will complete and file with the insurer within a reasonable period an endorsement to the Corporation of its portion of the policy(ies) to which this Agreement relates. The endorsement shall give the Policy Owner or its assigns the right to obtain one or more loans or advances on the policy to the extent of its interest.

Section 1.13 Assignment
      The Policy Owner or its assigns shall have the right to make an absolute assignment of its entire interest at any time to any person or persons or entity. Upon delivery of a signed copy of such assignment to the Corporation, all of the rights, obligations and duties of the Policy Owner or its assigns hereunder shall pass to and be binding upon such assign (including the right to make further assignments) and the Policy Owner shall thereafter have no further interest whatsoever under this Agreement.

Section 1.14 Waiting Period
      The Employee and Policy Owner shall not be eligible for a benefit under this Agreement until the insurance contemplated by this Agreement is actually obtained.

Section 1.15 Responsibility for Implementing Plan
      It shall be the Employee's responsibility to make sure that the insurance contemplated by this Agreement is applied for. The Employee shall do this by working with the Policy Owner in filling out the application for such insurance.

                                 Article II

                              SPECIFIC BENEFITS

The Corporation shall provide the following benefit on the life of the
Employee:

      (A) The Corporation shall assist the insured and the Policy Owner in the purchase of a policy with a face value of $4,000,000.00.
      (B) The Corporation shall at each premium due date pay toward such policy an amount equal to the annual increasing "P.S.58" cost of such policy, provided, however, such rates shall not exceed those charged for an insured age 64.
      (C) Dividends, if any, shall be used to purchase fully paid additions.

                                 Article III

                              ERISA PROVISIONS

Section 3.1 Funding
      The benefits provided herein shall be funded by the Corporation out of its general assets and by purchasing individual policies on the life of the insured.

Section 3.2 Fiscal Year
      The "Fiscal Year" of the employee benefit plan created by this Agreement shall be the same fiscal year adopted by the Corporation for accounting purposes.

Section 3.3 Agreement
      "Agreement" shall mean this Agreement, as most recently amended.

Section 3.4 Cost of Agreement
      The entire cost of this Agreement shall be borne by the Corporation and no contributions shall be required of the Employee or Policy Owner, except as specifically provided herein.

Section 3.5 Named Fiduciary
      For the purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Corporation will be the "named fiduciary" and plan administrator of the Reverse Split Dollar Life Insurance Plan (the "Plan") for which this Agreement is hereby designated the written plan instrument. The Corporation's board of directors may authorize a person or a group of persons to fulfill the responsibilities of the Corporation as plan administrator. The named fiduciary or the plan administrator may employ others to render advice with regard to its responsibilities under this Plan. The named fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge for its duties to the extent not in conflict with the Employee Retirement Income Security Act of 1974.

Section 3.6 Claims Procedure
      (a) Any insured, beneficiary or other individual (hereinafter "Claimant") entitled to benefits under the Plan or under the Policy will file a claim request with the plan administrator with respect to benefits under the Plan and with the Equitable Life Assurance Society and Life of Virginia Insurance Company, with respect to benefits under the policy. The plan administrator will, upon written request of Claimant, make available copies of any claim forms or instructions provided by the Equitable Life Assurance Society and Life of Virginia Insurance Company or advise the Claimant where such forms or instructions may be obtained.
      (b) If such claim for benefits is wholly or partially denied, the Corporation shall, within a reasonable period of time, but no later than ninety days after receipt of the claim, notify the Claimant of the denial of the claim. Such notice of denial (1) shall be in writing, (2) shall be written in a manner calculated to be understood by the Claimant, and (3) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation why such material or information is necessary, and (D) an explanation of the Plan's claim review procedure.
      (c) Within one hundred twenty days of the receipt by the Claimant of the written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, or if the claim has not been granted within a reasonable period of time, the Claimant may file a written request with the Corporation that it conduct a full and fair review of the denial of the Claimant's request for benefits, including conducting a hearing, if deemed necessary by the reviewing party. In connection with the Claimant's appeal of the denial of his benefit, the Claimant may review pertinent documents and may submit issues and comments in writing.
      (d) The Corporation shall deliver to the Claimant a written decision on the claim promptly, but not later than sixty days, after the receipt of the Claimant's request for review, except that if there are special circumstances (such as the need to hold a hearing), which require an extension of time for processing, the aforesaid sixty-day period shall be extended to one hundred twenty days. Written notice of such extension will be provided to the Claimant prior to commencement of the extension. Such decision shall (1) be written in a manner calculated to be understood by the Claimant, (2) include specific reasons for the decision, and (3) contain specific references to the pertinent plan provisions upon which the decision is based.

                                 Article IV

                      TERMINATION OF BENEFITS AND PLAN

Section 4.1 Term of Agreement
      This Agreement shall be effective for a term of one (1) year from the effective date of this Agreement. The Employee, with the consent of the Corporation, may renew this Agreement annually for up to nine additional one
(1) year terms. Notice of the Employee's election for renewal shall be given in writing by the Employee to the Corporation, with a copy to the Policy Owner, such writing to be delivered by hand or by registered or certified mail to the Secretary of the Corporation at least sixty (60) days but no more than ninety (90) days before the end of the then current term of the Agreement. The Corporation then shall accept or reject the Employee's renewal election within thirty (30) days of its receipt of such election notice by writing delivered by hand or by registered or certified mail to the Employee, with a copy to the Policy Owner.

      Upon the earlier of (1) the end of the last allowable renewal term of this Agreement, (2) the Employee's failure to elect to renew this Agreement, and (3) the Corporation's rejection of the Employee's election to renew this Agreement, this Agreement shall terminate and the Policy Owner then may exercise its option under Section 1.10 of this Agreement.

Section 4.2 Termination of Benefits for Cause
      This Agreement or any provision thereof may be terminated upon the happening of any one of the following events:

      (a) The Corporation's failure to pay to the Policy Owner its share of the premiums required hereunder in a timely manner.
      (b)   Bankruptcy, insolvency or winding-up of the Corporation;
      (c)   Employee's discharge for cause.

      Upon discharge for cause, the Employee and his family and beneficiary (the Policy Owner) shall be entitled to no benefit whatsoever under this Agreement, and all obligations to the Corporation owed by the Employee, his family and beneficiary under this Agreement shall immediately be due to the Corporation.
      "Discharge for cause" shall mean termination of employment for proven embezzlement, intoxication or illegal drug use which materially interferes with job performance, absenteeism greater than twice normal Corporation policy, wrongful disclosure of Corporation confidential information, gross insubordination or conviction of a felony adversely affecting the ability of the Employee to carry on his normal duties or which creates a reasonable doubt as to the Employee's morality as it relates to the Corporation.

                                  Article V

                                MISCELLANEOUS

Section 5.1 Designated Beneficiaries
      Whenever a post-death benefit is to be paid pursuant to this Agreement, the following shall be the beneficiary(ies) of such benefit:
      (a) If the Policy Owner has properly filled out a beneficiary designation, then the latest of such beneficiary(ies) to be designated in the order of their designation.
      (b) If the Policy Owner has not filled out a beneficiary designation, or if having filled one out the same is revoked, then to those person(s) or trust(s) who would have taken if such benefit were included in the general assets of the James C. Kostelni Irrevocable Trust dated June 6, 1994.

Section 5.2 Insurer Relations
      No insurer which may issue any policy for the purpose of this Agreement shall be deemed a party to this agreement, nor shall any insurer be required to take or permit any act contrary to the provisions of said policy, nor contrary to any regulations of any such insurer, nor shall any such insurer be responsible for the validity of this Agreement. The validity of this Agreement shall be measured solely by the terms and conditions of this Agreement.

Section 5.3 Agreement Binding
      This plan shall bind the Corporation or its successors and assigns, and the Employee or his assigns, the Policy Owner and its assigns and any policy beneficiary.

Section 5.4 Governing Law
      This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Section 5.5 Rules of Construction
      Wherever in this instrument words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they would so apply, and vice versa. Wherever words appear in the singular or plural, they shall be read and construed as in the plural or singular, respectively, wherever they would so apply.

Section 5.6 Amendment
      This Agreement may be altered, amended or modified, including the addition of any extra policy provisions by written instrument signed by the parties hereto.

Section 5.7 Precedence Over Endorsement
      As between the Policy Owner and the Corporation, this Agreement will take precedence over any provisions of the Endorsement. The Corporation agrees not to exercise any right possessed by it under the Endorsement which conflicts with this Agreement.

Section 5.8 Merger
      This Agreement sets forth the entire Agreement of the parties hereto, and any and all prior agreements, to the extent inconsistent herewith, are hereby superseded.

Section 5.9 No Contract of Employment
      Nothing herein shall be deemed to create any express or implied contract of employment between the Corporation and the Employee.

Section 5.10 Execution of Documents
      The Employee and Policy Owner by acceptance of potential benefits under this Agreement, agree to execute any documents which may be necessary or proper in the carrying out of the purpose and intent of this Agreement.

      In witness whereof the parties have executed this Agreement the date above written.


                                          BONTEX, INC.

                                          By: s/David A. Dugan
                                              ------------------------------
                                          Its: s/Asst. Corp. Secretary
                                               -----------------------------

Attest: s/Linda Austin Floyd
        ----------------------------

      Its: s/Administrative Asst.
           -------------------------

                                          s/James C. Kostelni
                                          -----------------------------------
                                          JAMES C. KOSTELNI, Employee


                                          NATIONSBANK, TRUSTEE UNDER
                                          JAMES C. KOSTELNI IRREVOCABLE
                                          TRUST DATED JUNE 6, 1994

                                          By: s/[Illegible]
                                              ------------------------------
                                          Its: s/Assistant Vice President
                                               -----------------------------

                                 ENDORSEMENT

Life of Virginia Policy No. 2724346
Life of Virginia Policy No. 2619397
Equitable Life Policy No. 47237767                     Date: October 31, 1997

                                              Life Insured: James C. Kostelni

Section 1.1 Ownership
      (a) NATIONSBANK, Trustee under Irrevocable Trust dated June 6, 1994 (hereinafter sometimes called "Policy Owner") hereby transfers all ownership rights in and to the above-captioned life insurance policies (hereinafter called "Policy") to BONTEX, INC. (hereinafter sometimes called "sub-owner") or its assigns with only the following exceptions:
            (1) The Policy Owner shall not take any action with respect to the policy which would impair the interests of the policy sub-owner or its assigns in excess of the total interest of the Policy Owner.
            (2) The Policy Owner shall not surrender or assign its rights under the policy to anyone other than the policy sub-owner or its assigns.
            (3) If at the time the policy is surrendered prior to the death of the insured (pursuant to (4) herein, infra), the interest of the policy sub-owner or its assigns shall be the cash surrender value of the policy.
            (4) The Policy Owner shall have the sole right to surrender the value of the policy on behalf of the policy sub-owner or its assigns. It is agreed that the insurer may be directed to draw a check payable to the policy sub-owner or its assigns. It is the purpose of this provision to specifically provide that the sole and exclusive right to surrender or cancel the policy is vested in the Policy Owner.
            (5) The Policy Owner may borrow against the policy to the extent of the cash surrender value, but not in excess of the amount of premiums paid by the Policy Owner. For the purposes of this assignment, premiums paid pursuant to the automatic premium loan provision of the subject policy and premiums waived by the insurer because of the insured's disability shall not be considered to be paid by the Policy Owner. Also, any premium refunded because of the insured's disability shall be refunded to the Policy Owner, and, thereafter, such refunded premium shall not be considered as having been paid by the Policy Owner.

Section 1.2 Rights upon Death of Insured
      Upon the death of the insured during the term of the Reverse Split Dollar Agreement, the policy proceeds shall be distributed as follows:
      (a)   Policy Owner shall first be repaid the total premium paid by it.
      (b) All of the rest of the said proceeds shall be payable to the beneficiaries of the policy according to any optional mode of settlement election filed with insurer, the policy sub-owner or its assigns.

Section 1.3 Insurer
      The insurer may, in determining the amount of the above-mentioned payment safely accept, rely and act upon such evidence by affidavit or other document which in its judgment is sufficient evidence. The submission to the insurer of a receipt for such payment signed by the said sub-owner or transferee shall be a discharge therefor to the insurer and final and conclusive evidence that such payment has been duly paid to and received by the party lawfully and rightfully entitled to the same, and that all claims and demands whatever against the insurer in respect thereto have been fully satisfied.

                                          Owner: NATIONSBANK, TRUSTEE UNDER
                                                 JAMES C. KOSTELNI
                                                 IRREVOCABLE TRUST DATED
                                                 JUNE 6, 1994



                                          By: s/[Illegible]
                                              ------------------------------

                                          Its: s/Assistant Vice President
                                               ------------------------------

                                          Sub-owner:  BONTEX, INC.



                                          By: s/Charles Kostelni
                                              ------------------------------
                                          Its: s/Corporate Controller
                                               -----------------------------